UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2019

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On December 6, 2019, Marvell Technology Group Ltd. (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) disclosing, among other things, pursuant to Item 2.01 of Form 8-K that the Company had completed its divestiture pursuant to which it sold to NXP certain assets related to its Wi-Fi connectivity business.

This Amendment No. 1 to the Original 8-K (this “Amendment”) is being filed for the purpose of satisfying the Company’s undertaking to file the pro forma financial information required by Item 9.01 of Form 8-K, and this Amendment should be read in conjunction with the Original 8-K. Except as set forth herein, no modifications have been made to information contained in the Original 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed consolidated financial information as of November 2, 2019 and for the nine months ended November 2, 2019 and the fiscal year ended February 2, 2019 is attached hereto as Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Unaudited pro forma condensed consolidated financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2019	MARVELL TECHNOLOGY GROUP LTD.

	By:	/s/ Mitchell Gaynor
	Name:	Mitchell Gaynor
	Title:	Executive Vice President, Chief Administration and Legal Officer and Secretary